UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

PMV PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

400 Alexander Park Drive, Suite 301
Princeton, New Jersey 08540
(609) 642-6670
Dear Stockholders of PMV Pharmaceuticals, Inc.:
We are pleased to invite you to attend the 2026 annual meeting of stockholders of PMV Pharmaceuticals, Inc. (the “Annual Meeting”) to be held on Thursday, June 4, 2026 at 10:00 a.m., Eastern. The Annual Meeting will be a virtual meeting conducted exclusively via the Internet. There will not be a physical meeting location, and stockholders will not be able to physically attend the Annual Meeting in person. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet or by mailing a proxy or voting instruction card. Voting over the Internet or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend virtually. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.
We are also pleased to furnish proxy materials to stockholders primarily over the Internet. This process expedites stockholders’ receipt of proxy materials, while lowering the costs of our Annual Meeting and conserving natural resources. On or around April 22, 2026, we will mail our stockholders a notice containing instructions on how to access our proxy materials and Annual Report for the fiscal year ended December 31, 2025 and vote online. The notice also provides instructions on how to vote online, by phone or by mail, and includes instructions on how you can receive a paper copy of proxy materials by mail.
At this year’s Annual Meeting, the agenda includes the following proposals:

Proposal	Board Recommendation
Election of David H. Mack, Ph.D. and Laurie Stelzer as Class III directors	FOR
To approve, on a non-binding advisory basis, the compensation of our named executive officers	FOR
Ratification of Ernst & Young LLP as our independent registered public accounting firm	FOR

Thank you for your ongoing support of and continued interest in PMV Pharmaceuticals.
Sincerely,

David H. Mack, Ph.D.
President, Chief Executive Officer and Director

PMV PHARMACEUTICALS, INC.
400 Alexander Park Drive, Suite 301
Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 4, 2026

Time and Date	10:00 a.m., Eastern, on Thursday, June 4, 2026.

Place	www.virtualshareholdermeeting.com/PMVP2026

Items of Business	1.	To elect two Class III directors, David H. Mack, Ph.D. and Laurie Stelzer, to hold office until our 2029 annual meeting of stockholders and until their respective successors are elected and qualified;
	2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers;
	3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026; and
	4.	To conduct any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

Adjournment and Postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement that may take place only if you were a stockholder as of the close of business on April 7, 2026.

Availability of Proxy Materials and Annual Report
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 22, 2026 to all stockholders entitled to vote at the Annual Meeting.

The proxy materials and our annual report can be accessed by visiting ir.pmvpharma.com.

Voting
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Proxy Materials and our Annual Meeting” beginning on page 1 of the accompanying proxy statement and the instructions on the proxy or voting instruction card. You can revoke a proxy prior to its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement.

By order of the Board of Directors,

Robert Ticktin
General Counsel and Chief Operating Officer, Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on June 4, 2026:
This Notice of 2026 Annual Stockholders’ Meeting and Proxy Statement and
Fiscal Year 2025 Annual Report on Form 10-K are available
at http://www.proxyvote.com

i

ii

PMV PHARMACEUTICALS, INC.
400 Alexander Park Drive, Suite 301
Princeton, New Jersey 08540
PROXY STATEMENT
FOR 2026 ANNUAL MEETING OF STOCKHOLDERS
To be held at 10:00 am, Eastern, on Thursday, June 4, 2026
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
Why am I receiving these materials?
The board of directors of PMV Pharmaceuticals, Inc., a Delaware corporation (“PMV Pharmaceuticals,” the “Company,” “we,” “us,” or “our”), has made these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) which will take place on Thursday, June 4, 2026 at 10:00 a.m., Eastern.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?
Pursuant to the “notice and access” rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to all of our stockholders as of April 7, 2026 (the “Record Date”). The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the Annual Meeting and conserve natural resources. However, if you would prefer to receive paper copies of proxy materials, please follow the instructions included in the Notice.
What proposals will be voted on at the Annual Meeting?
For stockholders to vote on the following proposals to:
•	elect David H. Mack, Ph.D. and Laurie Stelzer as Class III directors;
•	approve, on a non-binding advisory basis, the compensation of our named executive officers;
•	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•	transact any other business as may properly come before the Annual Meeting.
How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
•	“FOR” the election of David H. Mack, Ph.D. and Laurie Stelzer as Class III directors;
•	“FOR” the approval of the compensation of our named executive officers; and
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock as of the Record Date are entitled to receive the Notice and may vote their shares at the Annual Meeting. As of the Record Date, there were 53,329,392 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the “beneficial owner” of shares held in street name, and the Notice was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
How can I vote my shares?
The instructions for accessing proxy materials and voting can be found in the Notice that you received either by mail or e-mail. In order to access proxy materials and vote, you will need the control number provided on the Notice. There are four ways a stockholder of record can vote:
(1)	By Internet: You may vote over the Internet by following the instructions provided in the Notice or if you requested printed copies of proxy materials, the instructions provided in the proxy card.
(2)	By Telephone: You can vote by telephone by following the instructions in the Notice or if you requested printed copies of proxy materials, the instructions provided in the proxy card.
(3)	By Mail: If you requested printed copies of proxy materials, you can vote by mailing your proxy card as described in the proxy materials.
(4)
During the meeting: If you are a stockholder as of the Record Date, you may vote online during the Annual Meeting by following the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/PMVP2026, starting at 10:00 a.m., Eastern, on Thursday, June 4, 2026. The webcast will open 15 minutes before the start of the Annual Meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person. You may also be represented by another person at the Annual Meeting by executing a legal proxy designating that person.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m., Eastern, on Wednesday, June 3, 2026. If you vote by telephone or Internet, you do not need to return your proxy card or voting instruction card. Proxies submitted by mail must be received before the start of the virtual Annual Meeting. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of telephone or Internet voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or the Notice indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the Annual Meeting with the control number indicated on that voting instruction form or Notice of Internet Availability of Proxy Materials. Otherwise, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee. All shares that have been properly voted and not revoked will be cast as votes at the Annual Meeting.
What happens if I decide to attend the virtual Annual Meeting, but I have already voted or submitted a proxy covering my shares?
You may still attend the virtual Annual Meeting. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.
Where will the Annual Meeting be held?
The Annual Meeting will be a completely “virtual meeting” of shareholders. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/PMVP2026.

Why is the Annual Meeting a virtual, online meeting?
We have decided to hold the Annual Meeting virtually this year and there will not be a physical location for attending the 2026 Annual Meeting. We believe that by conducting our Annual Meeting solely online via the Internet, we eliminate many of the costs associated with a physical meeting. We also anticipate that a virtual meeting will provide greater accessibility for stockholders, encourage stockholder participation from around the world, and improve our ability to communicate more effectively with our stockholders, all while reducing the environmental impact of the Annual Meeting.
What is the quorum requirement for the Annual Meeting?
A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the Annual Meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•	“FOR” the election of each Class III director nominee named in this proxy statement;
•	“FOR” the compensation of our named executive officers; and
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
In addition, if any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:
•	entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•	completing and returning a later-dated proxy card, which must be received prior to the Annual Meeting; or
•
delivering a written notice of revocation to our corporate secretary at PMV Pharmaceuticals, Inc., 400 Alexander Park Drive, Suite 301, Princeton, New Jersey 08540, Attention: Corporate Secretary, which must be received prior to the Annual Meeting.

Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

What if I have technical difficulties or trouble accessing the virtual meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page. Technical support will be available starting at 9:30 a.m., Eastern, on Thursday, June 4, 2026.
How do I attend, participate in, and ask questions during the virtual Annual Meeting online?
We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the virtual Annual Meeting live online at www.virtualshareholdermeeting.com/PMVP2026. The meeting will start at 10:00 a.m., Eastern, on Thursday, June 4, 2026. Stockholders attending the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to enter the Annual Meeting, you will need the 16-digit control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. We urge you to submit your proxy as soon as possible. We recommend that you log in before 10:00 a.m., Eastern, to ensure you are logged in when the Annual Meeting starts. Online check-in will begin at 9:45 a.m., Eastern, and you should also allow ample time for the online check-in procedures.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/PMVP2026 using your 16-digit control number, click on the “Q&A” button to open the panel, enter your question in the field labelled “ASK a question” and click “SUBMIT.”
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:
•	You may submit questions and comments electronically through the meeting portal or by calling the toll-free number listed there during the Annual Meeting.
•	Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.
•	Please direct all questions to David H. Mack, Ph.D., our President, Chief Executive Officer and Director.
•	Please include your name and affiliation, if any, when submitting a question or comment.
•	Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.
•	Questions may be grouped by topic by our management.
•
Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•	Be respectful of your fellow stockholders and Annual Meeting participants.
•	No audio or video recordings of the Annual Meeting are permitted.
What can I do if I change my mind after I vote my shares?
If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:
•	written notice to the Corporate Secretary of the Company;
•	timely delivery of a valid, later-dated proxy or a later-dated vote on the Internet; or
•	voting in person at the virtual Annual Meeting; however, simply attending the virtual meeting will not, by itself, revoke your proxy.

If you are a street name stockholder, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.
What is the effect of giving a proxy?
Proxies are solicited on behalf of the Company and our board of directors. David H. Mack, Ph.D., our President, Chief Executive Officer and Director, and Michael Carulli, our Chief Financial Officer, have been designated as proxy holders for the Annual Meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Is there a list of stockholders entitled to vote at the Annual Meeting?
The names of stockholders of record entitled to vote at the Annual Meeting will be available online during the Annual Meeting at www.virtualshareholdermeeting.com/PMVP2026, for those stockholders attending the Annual Meeting. A list of names of stockholders of record entitled to vote at the Annual Meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the Annual Meeting between the hours of 9:30 a.m. and 4:30 p.m., Eastern, at our principal executive offices at 400 Alexander Park Drive, Suite 301, Princeton, New Jersey 08540, by contacting the Corporate Secretary of the Company.
How many shares are required to approve the proposals being voted upon at the Annual Meeting?
The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Assuming there is a proper quorum of shares represented at the Annual Meeting, the voting requirements for approval of the proposals at the Annual Meeting are as follows:

Proposal	Vote required
1. Election of directors	Plurality of votes cast
2. Compensation of our named executive officers	Majority of votes cast
3. Ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2026	Majority of votes cast

Could other matters be decided at the Annual Meeting?
At the date of this proxy statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Annual Meeting for consideration, the proxy holders named on the proxy card will have the discretion to vote on those matters for you.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Our directors, senior executives or employees, acting without special compensation, may also solicit proxies. Proxies may be solicited by personal interview, mail, electronic transmission, facsimile transmission or telephone. We are required to send copies of proxy-related materials or additional solicitation materials to brokers, fiduciaries and custodians who will forward these materials to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding these materials to beneficial owners.
Who will count the votes?
PMV Pharmaceuticals has designated Lou Larsen, a representative from Broadridge Financial Solutions, Inc., as the Inspector of Election who will tabulate the votes.

How can I contact PMV Pharmaceuticals’ transfer agent?
You may contact our transfer agent, Equiniti Trust Company, LLC, by telephone at (800) 937-5449, or by writing Equiniti Trust Company, LLC, at 55 Challenger Road, 2nd Floor, Ridgefield Park, New Jersey 07660.
Where can I find the voting results of the Annual Meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
What does it mean if I receive more than one Notice or more than one set of printed proxy materials?
If you receive more than one Notice or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one copy of the Notice or proxy statement and annual report. How may I obtain an additional copy of the Notice or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice proxy statement and annual report, as applicable, you may contact us as follows:
PMV Pharmaceuticals, Inc.
Attention: Corporate Secretary
400 Alexander Park Drive, Suite 301
Princeton, New Jersey 08540
Tel: (609) 642-6670
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

DIRECTORS AND CORPORATE GOVERNANCE
Board Composition
Our board of directors currently consists of seven members. Dr. Heyman’s term of office as a Class III director, and service as the chairperson of our board of directors, will expire at the Annual Meeting. Dr. Heyman will not stand for re-election, and effective as of the Annual Meeting, the authorized number of directors will be reduced from seven to six. Our directors are divided into three classes serving staggered three-year terms. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. As a result of this classification of directors, it generally takes at least two annual meetings of stockholders for stockholders to effect a change in a majority of the members of our board of directors.
Our nominating and corporate governance committee has recommended, and our board of directors has approved, David H. Mack, Ph.D. and Laurie Stelzer as nominees for election as Class III directors at the Annual Meeting. In addition, our nominating and corporate governance committee has recommended, and our board of directors has approved, the appointment of Ms. Stelzer as the chairperson of our board of directors, effective immediately following the expiration of Dr. Heyman’s term of office as a Class III director at the Annual Meeting.
The principal occupations and certain other information about the nominees and the additional members of our board of directors (including the skills and qualifications that led to the conclusion that they should serve as directors) are set forth below.

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
David H. Mack, Ph.D.	III	64	President, Chief Executive Officer and Class III Director	2013	2026	2029
Laurie Stelzer(1)(2)*	III	58	Class III Director	2020	2026	2029

Continuing Directors
Arnold Levine, Ph.D.	II	86	Class II Director	2013	2028	—
Charles M. Baum, M.D., Ph.D.(2)(3)	II	68	Class II Director	2021	2028	—
Kirsten Flowers(1)***	I	51	Class I Director	2022	2027	—
Carol Gallagher, Pharm.D.(3)**	I	61	Class I Director	2022	2027	—

Departing Director
Richard Heyman, Ph.D.(1)(2)(3)	III	68	Chairperson and Class III Director	2020	2026	—

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee
*
Following the expiration of Dr. Heyman’s term of office at the Annual Meeting, Ms. Stelzer will succeed Dr. Heyman as the chairperson of our board of directors and will also join the nominating and corporate governance committee.

**	Following the expiration of Dr. Heyman’s term of office at the Annual Meeting, Dr. Gallagher will join the audit committee.
***	Following the expiration of Dr. Heyman’s term of office at the Annual Meeting, Ms. Flowers will join the compensation committee.
Nominees for Election to a Three-Year Term Ending at the 2029 Annual Meeting
David H. Mack, Ph.D. has served as a member of our board of directors since June 2013 and as our President and Chief Executive Officer since July 2013. Previously, Dr. Mack was a general partner at Alta Partners, a venture capital firm focusing on investments in biotechnology and life sciences companies, from 2002 to 2013. Prior to working at Alta Partners, Dr. Mack served as Vice President of Genomics Research at Eos Biotechnology, which was acquired by Protein Design Labs in 2003. From 1994 to 1997, Dr. Mack served as the Head of Cancer Biology at Affymetrix, a biotechnology company that was acquired by Thermo Fisher (NYSE: TMO) in January 2016, where he oversaw the development and application of DNA array technology in the areas of oncology and inflammation. Dr. Mack has co-authored more than 30 scientific articles and reviews, including papers published in Cell, Science, and Nature, and is an inventor on 26 issued U.S. patents. Dr. Mack was an American Cancer Society Postdoctoral Fellow in microbiology and immunology at Stanford University School of Medicine. Dr. Mack received a B.A. in Molecular Biology from the University of California, Berkeley and a Ph.D. in Molecular Genetics and Cell Biology from the University of Chicago. We believe that Dr. Mack is qualified to serve on our board of directors because of the perspective and experience he provides as our Chief Executive Officer as well as his broad experience in the biotechnology and life sciences industries.
Laurie Stelzer has served as a member of our board of directors since August 2020. Ms. Stelzer served as the Chief Financial Officer of Kailera Therapeutics, Inc. a clinical-stage biopharmaceutical company, from January 2025 to October 2025. Ms. Stelzer previously served as the Chief Financial Officer of Orna Therapeutics, a biotechnology company, from May 2024 until January 2025. From September 2023 until May 2024, she served as the Chief Financial Officer of ReNAgade Therapeutics, Inc., a biotechnology company, until its acquisition by Orna Therapeutics. She previously served as the Chief Financial Officer of Mirati from May 2022 until September 2023. Ms. Stelzer formerly served as Executive Vice President and Chief Financial Officer of Arena Pharmaceuticals, Inc. (acquired by Pfizer) from March 2020 until the completion of Pfizer’s acquisition in March 2022. She also serves on the board of directors of Sionna Therapeutics (Nasdaq: SION), a clinical-stage biopharmaceutical company, Spyre Therapeutics Inc. (Nasdaq: SYRE), a biotechnology company, MBX Biosciences, Inc. (Nasdaq: MBX), a clinical-stage biopharmaceutical company, and served on the board of directors of Surface Oncology, Inc. (Nasdaq: SURF), a clinical-stage immuno-oncology company until its acquisition by Coherus BioSciences in September 2023. Prior to joining Arena Pharmaceuticals, Ms. Stelzer was the Chief Financial Officer at Halozyme Therapeutics, Inc. (Nasdaq: HALO), a biopharma technology platform company, from June 2015 to March 2020. Prior to joining Halozyme Therapeutics, Ms. Stelzer held senior management roles at Shire Plc (acquired by Takeda), including Senior Vice President of Finance, Division Chief Financial Officer for the Regenerative Medicine Division and Head of Investor Relations. Previously, she also worked at Amgen for 15 years, serving in positions of increasing responsibility in the areas of Finance, Treasury, Global Accounting and International/Emerging Markets. Ms. Stelzer received her B.S. in Accounting from Arizona State University and her M.B.A. from University of California, Los Angeles, Anderson School of Management. We believe that Ms. Stelzer is qualified to serve on our board of directors because of her extensive executive and financial experience at multiple public companies in the biopharmaceutical and biotechnology industries.
Directors Continuing in Office
Arnold Levine, Ph.D. has served as a member of our board of directors since June 2013. Since 2011, Dr. Levine has served as a Professor Emeritus at The Simons Center for Systems Biology at the Institute for Advanced Study in Princeton, New Jersey. Dr. Levine trained as a Postdoctoral Fellow at California Institute of Technology in the laboratory of Robert Sinsheimer. Dr. Levine is a widely acclaimed leader in cancer research. Dr. Levine currently serves on the board of directors of GeneCentric Therapeutics, a private biomarker producer. Dr. Levine previously was a member of the board of directors of Adaptive Biotechnologies (Nasdaq: ADPT), a commercial-stage biotechnology company, and Meira GTX (Nasdaq: MGTX), a clinical-stage gene therapy company. In 1979, Dr. Levine and others discovered the p53 tumor suppressor protein. Dr. Levine helped shape U.S. science priorities as chairman of an influential 1996 review panel on federal AIDS research funding. He also chaired the National Cancer Advisory Board, which advises the National Academy of Sciences and its Institute of Medicine on cancer policy. He was elected to the National Academy of Sciences in 1991 and to its Institute of Medicine in 1995. In April 2001, Levine received the first Albany Medical Center Prize in Medicine and Biomedical Research, the largest annual prize in science or medicine offered in the United States. In 1968, Dr. Levine joined Princeton University as an Assistant Professor, becoming a Professor of biochemistry in 1976. In 1979, he moved to the SUNY Stony Brook School of Medicine to Chair the Department of Microbiology. He returned to Princeton in 1984 and between 1984 and 1996, he presided over a major expansion of Princeton’s life sciences programs as Chairman of the Department of Molecular Biology. From 1998 to 2002, Dr. Levine was President of the Rockefeller University. Dr. Levine received a B.A. from Harpur College, State University of New York and a Ph.D. in Microbiology from the University of Pennsylvania. We believe Dr. Levine is qualified to serve on our board of directors due to his extensive academic and professional experience in cancer research and molecular biology.
Charles M. Baum, M.D., Ph.D. has served as a member of our board of directors since April 2021. Since July 2024, Dr. Baum has served as the Chief Executive Officer and board member of Terremoto Biosciences, Inc., a biotechnology company. Previously, Dr. Baum was the Founder, President and Chief Executive Officer of Mirati Therapeutics, Inc. (Nasdaq: MRTX), a commercial stage biotechnology company (“Mirati”), from

November 2012 to September 2021, and also from August 2023 through January 2024, when Mirati was acquired by Bristol-Myers-Squibb Company (NYSE: BMY), a multinational pharmaceutical company (“Bristol”). Dr. Baum also served as Mirati’s President, Founder and Head of Research and Development from September 2021 to August 2023, and was a board member from November 2012 to January 2024 when Mirati was acquired by Bristol. Dr. Baum currently serves on the board of directors of Acrivon Therapeutics, Inc. (Nasdaq: ACRV), a clinical-stage biopharmaceutical company. Previously, Dr. Baum served on the board of directors of Poseida Therapeutics, Inc. (Nasdaq: PSTX), a clinical-stage biopharmaceutical company, from May 2022 to January 2025, when PSTX was acquired by Roche Genentech (OTCMKTS: RHHBY). From June 2003 to September 2012, Dr. Baum worked at Pfizer Inc. (NYSE: PFE), a biopharmaceutical company (“Pfizer”), as Senior Vice President for Biotherapeutic Clinical Research within Pfizer’s Worldwide Research & Development division and as Vice President and Head of Oncology Development and Chief Medical Officer for Pfizer’s Biotherapeutics and Bioinnovation Center. From 2000 to 2003, Dr. Baum was responsible for the development of several oncology compounds at Schering-Plough Corporation (acquired by Merck & Co., Inc. (NYSE: MRK) (“Merck”)). Dr. Baum’s career has included academic and hospital positions at Stanford University and Emory University, as well as positions of increasing responsibility within the pharmaceutical industry at SyStemix, Inc. (acquired by Novartis AG), G.D. Searle & Company (acquired by Pfizer), Schering-Plough Corporation (acquired by Merck) and Pfizer. Dr. Baum received his M.D. and Ph.D. (Immunology) degrees from Washington University School of Medicine in St. Louis, Missouri and completed his post-doctoral training at Stanford University. We believe that Dr. Baum is qualified to serve on our board of directors because of the perspective and executive-level experience he provides in the biotechnology industry as well as his experience serving on the board of directors of public companies.
Kirsten Flowers has served as a member of our board of directors since January 2022. Since June 2024, Ms. Flowers has served as the Chief Executive Officer and co-founder of Chiara Biosciences, Inc., a platform and therapeutics company leveraging a differentiated approach to targeted protein degradation. Ms. Flowers previously served as the Chief Commercial & Corporate Strategy Officer of Kura Oncology, Inc. (Nasdaq: KURA), a clinical-stage biopharmaceutical company, from July 2022 to January 2023 and also served as its Chief Commercial Officer from January 2020 to June 2022. From September 2021 to June 2024, she served as a member of the board of directors of Comera Life Sciences (Nasdaq: CMRA) (formerly Reform Biologics Inc.), a biologic formulations company. Prior to joining Kura Oncology, Inc., Ms. Flowers was the Senior Vice President of Commercial Operations at Array Biopharma, Inc. (acquired by Pfizer) from April 2018 to October 2019 and was the Vice President of Global Marketing from August 2017 to April 2018. Previously, Ms. Flowers was at Pfizer and held several leadership positions, including Group Leader for the United States oncology business. Ms. Flowers has more than 25 years of pharmaceutical and biotech experience. Ms. Flowers received her B.S. in Molecular & Cellular Biology / Psychology from the University of Arizona and her M.B.A. from Harvard Business School. We believe that Ms. Flowers is qualified to serve on our board of directors because of her extensive executive and commercial experience in the biopharmaceutical and biotechnology industries.
Carol Gallagher, Pharm.D. has served as a member of our board of directors since November 2022. Dr. Gallagher serves on the board of directors of Atara Biotherapeutics, Inc. (Nasdaq: ATRA), an allogeneic T-cell immunotherapy company. Previously, Dr. Gallagher served on the boards of directors at Anaptys Bio Inc. (Nasdaq: ANAB) from 2011 until 2018, Tempest Therapeutics (formerly Millendo Therapeutics, Inc.) (Nasdaq: TPST) from 2012 until 2021, Annexon, Inc. (Nasdaq: ANNX) from 2018 to February 2021, Turning Point Therapeutics, Inc. from July 2019 until its acquisition by Bristol in August 2022, Certara, Inc. (Nasdaq: CERT) from June 2021 to April 2022, Frazier Life Sciences Acquisition Corp. (Nasdaq: FLAC), a special purpose acquisition company (currently, Nasdaq: NAMS), from October 2020 until December 2022, and Mirati from June 2023 until its acquisition by Bristol in January 2024. From October 2014 to December 2023, Dr. Gallagher served as a partner, venture partner and venture advisor at New Enterprise Associates, a venture capital firm. Prior to joining New Enterprise Associates, Dr. Gallagher served as a venture partner with Frazier Healthcare, a venture capital firm, from October 2013 to September 2014. Dr. Gallagher served as the President and Chief Executive Officer of Calistoga Pharmaceuticals, a biopharmaceutical company, from 2008 to 2011, when the company was acquired by Gilead Sciences, Inc. (Nasdaq: GILD), a biopharmaceutical company. From 2007 to 2008, Dr. Gallagher was the President and Chief Executive Officer of Metastatix, Inc., a biopharmaceutical company. Prior to that time starting in 1989, she served in various roles at pharmaceutical companies, including at Eli Lilly and Company (NYSE: LLY), a multinational pharmaceutical company, Amgen, Inc. (Nasdaq: AMGN), a global biopharmaceutical company (“Amgen”), and Pfizer. Dr. Gallagher attended Vanderbilt University and holds a B.S. and Doctor of Pharmacy degrees from the University of Kentucky. We believe that Dr. Gallagher is qualified to serve on our board of directors due to her extensive experience in the pharmaceuticals industry, her leadership and management experience, and her service as a director of other biopharmaceutical companies.
Departing Director
Richard Heyman, Ph.D. is a scientist with 25 years of experience in the biotech and life science field. Since June 2020, Dr. Heyman has served as a member of our board of directors and as our Chairman. In August 2023, Dr. Heyman co-founded and since then has served as Chairman of Architect Therapeutics, Inc., a small molecule drug discovery company applying novel chemical editing technologies to expand the druggable space. Previously, he served as Chairman of Vividion Therapeutics, a biopharmaceutical company, which was acquired in August 2021 by Bayer AG, Amunix Pharmaceuticals, an immuno-oncology company, which was acquired by Sanofi S.A. in December 2021, and RayzeBio, Inc., a biopharmaceutical company, which was acquired in February 2024 by Bristol. He is the co-founder and Chairman of ORIC Pharmaceuticals (Nasdaq: ORIC), a clinical-stage biopharmaceutical company, and serves as Chairman of Alterome Therapeutics, Inc., a clinical-stage precision oncology biotech company, Enliven Therapeutics, Inc. (Nasdaq: ELVN), a pharmaceutical company, and is member of the board of directors at Pelage Pharmaceuticals, Inc., a clinical-stage regenerative medicine biotechnology company. Earlier in his career, Dr. Heyman was the co-founder and CEO of Aragon Pharmaceuticals, Inc., which was acquired by Johnson & Johnson (NYSE: JNJ) in 2013, and Seragon Pharmaceuticals, which was acquired by Roche Genentech (OTCMKTS: RHHBY) in 2014. He has been involved in the discovery and development of multiple FDA approved therapies, including the prostate cancer drug, Erleada. Dr. Heyman is a Venture/Science Partner for Arch Ventures and Nextech Invest. Outside his corporate experience, Dr. Heyman is on the board of directors at the Salk Institute and the UCSD Moores Cancer Center and a founding member of both Life Science Cares, San Diego and Curebound. He has won numerous awards including E&Y San Diego Regional Entrepreneur of the Year and is the author or inventor on more than 125 publications and patents. Dr. Heyman’s term of office will expire at the Annual Meeting. We are grateful for Dr. Heyman’s distinguished service and leadership as the chairperson of our board of directors throughout his tenure.
Board of Directors Diversity Matrix

	As of (Date)
	March 31, 2025				March 31, 2026
Total Number of Directors	7				7
Part I: Gender Identity	Female	Male	Non- Binary	Did Not Disclose Gender	Female	Male	Non- Binary	Did Not Disclose Gender
Directors	3	4	0	0	3	4	0	0

Part II: Demographic Background
African American or Black	0	0	0	0	0	0	0	0
Alaskan Native or Native American	0	0	0	0	0	0	0	0
Asian	0	0	0	0	0	0	0	0
Hispanic or Latinx	0	0	0	0	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0	0	0	0	0
White	3	3	0	0	3	3	0	0
Two or More Races or Ethnicities	0	1	0	0	0	1	0	0
LGBTQ+	0				0
Did Not Disclose Demographic Background	0				0

Director Independence
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions and phase-in periods, each member of a listed company’s audit committee, compensation committee and nominating and corporate governance committee be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities

Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered to be independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of Charles M. Baum, M.D., Ph.D., Kirsten Flowers, Carol Gallagher, Pharm.D., Richard Heyman, Ph.D., Laurie Stelzer, and Arnold Levine, Ph.D., representing six of our seven directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq. Dr. Mack is not an independent director because he is our President and Chief Executive Officer.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them. There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Our board of directors is currently chaired by Richard Heyman, Ph.D. Dr. Heyman’s term of office will expire at the Annual Meeting, and Laurie Stelzer will succeed Dr. Heyman as the chairperson of our board of directors. As a general policy, our board of directors believes that separation of the positions of chairperson of our board of directors and Chief Executive Officer reinforces the independence of our board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole. As such, David H. Mack, Ph.D. serves as our Chief Executive Officer while Dr. Heyman has served as the chairperson of our board of directors, but is not an officer. In addition, Ms. Stelzer, who is not an officer, will serve as the chairperson of our board of directors effective immediately following the Annual Meeting. We currently expect and intend the positions of chairperson of our board of directors and Chief Executive Officer to continue to be held by two individuals in the future. We believe that our board leadership structure is appropriate for our Company, particularly where we have a majority of independent directors who are all actively involved in meetings of the board of directors and its committees, which include active engagement with management for oversight of our key risk areas. In addition, our board of directors, including our leadership, is comprised of individuals who have expertise in research, product and clinical development, finance, accounting, commercialization, corporate development and general management of other biopharmaceutical companies.
Board Committees and Meetings
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below.

Members serve on these committees until their resignation or until otherwise determined by our board of directors. Each of the audit committee, compensation committee and nominating and corporate governance committee is a standing committee and operates pursuant to a separate written charter adopted by our board of directors that is available on the Investors section of the Company’s website at ir.pmvpharma.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference into this proxy statement the information on or accessible through our website.
Our board of directors met six times during fiscal year 2025. During fiscal year 2025, each of our directors attended 75% or more of the aggregate of (a) the total number of meetings of the board of directors held while a director (during the period in which the director served on the board of directors) and (b) the total number of meetings held by all committees on which the director served (during the period in which the director served on such committees). Pursuant to our corporate governance guidelines, each director is encouraged to attend each annual meeting of stockholders.
Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. One of our seven directors attended our 2025 annual meeting of stockholders.
Audit Committee
The audit committee currently consists of Ms. Stelzer, Ms. Flowers and Dr. Heyman. Ms. Stelzer is the chairperson of the audit committee. Following the expiration of Dr. Heyman’s term of office at the Annual Meeting, the audit committee will be comprised of Ms. Stelzer, Ms. Flowers and Dr. Gallagher, and Ms. Stelzer will continue to serve as the chairperson of the audit committee. Our board of directors has determined that all members are independent under the listing standards of Nasdaq and Rule 10A-3(b)(1) of the Exchange Act and that Ms. Stelzer is an audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, as amended, and possesses financial sophistication, as defined under the rules of Nasdaq. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements, in accordance with applicable requirements. Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems. Among other matters, our audit committee also:
•	selects and hires the independent registered public accounting firm to audit our financial statements;
•	helps to ensure the independence and performance of the independent registered public accounting firm;
•	approves audit and non-audit services and fees;
•
reviews financial statements and discuss with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	prepares the audit committee report that the SEC requires to be included in our annual proxy statement;
•	reviews reports and communications from the independent registered public accounting firm;
•	reviews the adequacy and effectiveness of our internal controls and disclosure controls and procedure;
•	reviews our policies on risk assessment and risk management;
•	reviews and monitors conflict of interest situations, and approves or prohibits any involvement in matters that may involve a conflict of interest or taking of a corporate opportunity;
•	reviews related person transactions; and
•
establishes and oversees procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

The audit committee operates under a written charter that satisfies the applicable rules of the SEC and Nasdaq listing rules. Our audit committee’s written charter may be located on our website at ir.pmvpharma.com. The audit committee met five times in fiscal year 2025.

Compensation Committee
The compensation committee consists of Dr. Heyman, Ms. Stelzer and Dr. Baum, each of whom meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Dr. Heyman is the chairperson of the compensation committee. Following the expiration of Dr. Heyman’s term of office at the Annual Meeting, the compensation committee will be comprised of Ms. Stelzer, Dr. Baum and Ms. Flowers, and Ms. Stelzer will serve as the chairperson of the compensation committee. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The compensation committee oversees our compensation policies, plans and benefits programs. Our compensation committee also:
•	oversees our overall compensation philosophy and compensation policies, plans and benefits programs;
•	reviews and approves, or recommends to the board of directors for approval, compensation for our executive officers and directors;
•	prepares the compensation committee report, if required by the SEC, to be included in our annual proxy statement; and
•	administers our equity compensation plans.
The compensation committee has the right, in its sole discretion, to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers.
The compensation committee operates under a written charter that satisfies the applicable rules of the SEC and Nasdaq listing rules. Our compensation committee’s written charter may be located on our website at ir.pmvpharma.com. The compensation committee met three times in fiscal year 2025.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee consists of Dr. Baum, Dr. Gallagher and Dr. Heyman, each of whom meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Dr. Baum is the chairperson of the nominating and corporate governance committee. Following the expiration of Dr. Heyman’s term of office at the Annual Meeting, the nominating and corporate governance committee will be comprised of Dr. Baum, Dr. Gallagher and Ms. Stelzer, and Dr. Baum will continue to serve as the chairperson of the nominating and corporate governance committee. The nominating and corporate governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. Among other matters, our nominating and corporate governance committee also:
•	identifies, evaluates and makes recommendations to our board of directors regarding nominees for election to our board of directors and its committees;
•	considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees;
•	reviews and makes recommendations to our board of directors with respect to management succession planning;
•	reviews developments in corporate governance practices;
•
evaluates the adequacy of our corporate governance practices and reporting, including providing oversight for our sustainability related to Environmental, Social and Governance programs, reporting and policy initiatives; and

•	evaluates the performance of our board of directors and individual members.
Our nominating and corporate governance committee operates under a written charter that satisfies applicable rules of the SEC and Nasdaq listing rules. Our nominating and corporate governance committee’s written charter may be located on our website at ir.pmvpharma.com. The nominating and corporate governance committee met four times in fiscal year 2025.
Identifying and Evaluating Director Nominees
Our board of directors has delegated to the nominating and corporate governance committee the responsibility of identifying individuals qualified to become members of the board of directors and recommending to the board of directors nominees to fill vacancies and newly created directorships and the nominees to stand for election as directors. If the nominating and corporate governance committee determines that an additional or replacement director is required, it may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the board of directors or management.
In its evaluation of director candidates, including the members of the board of directors eligible for re-election, the nominating and corporate governance committee will consider the current size and composition of the board of directors and the needs of the board of directors and its committees. Some of the factors that our nominating and corporate governance committee considers include, without limitation, character, integrity, judgment, including diversity in terms of gender, race, ethnicity and, experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and similar factors.
Nominees must also have the highest personal and professional ethics and integrity, proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, skills that are complementary to those of the existing board of directors, the ability to assist and support management and make significant contributions to the Company’s success, and an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.
Role of the Board in Risk Oversight
Our board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including operational, cybersecurity, credit and liquidity risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting and cybersecurity matters and financial reporting. The nominating and corporate governance committee is responsible for identifying, evaluating and recommending to our board of directors’ nominees for election and the composition of our board of directors and its committees. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our board of directors is regularly informed on risks related to our overall operations as a clinical stage precision oncology company, as well as through discussions from committee members about their respective areas of risk oversight. The board of directors’ allocation of risk oversight responsibility may change from time to time based on the evolving needs of the Company.
Our board of directors believes its current leadership structure supports the risk oversight function of the board. Given the operating experience of our board members, either as executive officers or members of the board of directors of other biopharmaceutical companies, we believe that our board leadership structure has the requisite experience and expertise to oversee the board of directors’ risk oversight function. There is also open communication between management and directors through periodic reviews of our key risk areas and mitigation steps to reduce our risk exposure, and all directors are actively involved in the risk oversight function.
Role of Independent Compensation Consultant
The compensation committee has authority to appoint and retain a compensation consultant. The fees for services rendered by the compensation consultant are paid by our company. For executive compensation decisions for fiscal year 2025, our compensation committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), as its independent compensation consultant to advise on executive compensation matters including: overall compensation program design, peer group development and updates, and collecting market data to inform our compensation programs for our executives and members of our board of directors. We develop our compensation programs after reviewing publicly available compensation data and we also subscribe to other specialized life sciences and general industry surveys on an ongoing basis. Our compensation consultant advised the compensation committee on all of the principal aspects of executive compensation. Representatives from our compensation consultant attend meetings of the compensation committee when requested to do so. Our compensation consultant reports directly to our compensation committee and not to management, although it meets with management for purposes of gathering information for its analyses and recommendations. Our compensation committee has assessed the independence of our compensation consultant consistent with Nasdaq listing standards and has concluded that the engagement of our compensation consultant does not raise any conflict of interest.

Stockholder Recommendations and Nominations to our Board of Directors
Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and corporate governance guidelines and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at PMV Pharmaceuticals, Inc., 400 Alexander Park Drive, Suite 301, Princeton, New Jersey 08540, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2027 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2027 Annual Meeting.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our General Counsel by mail to our principal executive offices at PMV Pharmaceuticals, Inc., 400 Alexander Park Drive, Suite 301, Princeton, New Jersey 08540. Our General Counsel, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board of directors to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board of directors or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our General Counsel will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board of directors. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at ir.pmvpharma.com. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.
Compensation Committee Interlocks and Insider Participation
During 2025, the members of our compensation committee were Dr. Heyman, Ms. Stelzer and Dr. Baum, and following the Annual Meeting, the compensation committee will consist of Ms. Stelzer, Dr. Baum and Ms. Flowers. None of the members of our compensation committee has been an officer or employee of PMV Pharmaceuticals or any of our subsidiaries at any time. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Outside Director Compensation Policy
To attract, retain and reward qualified non-employee candidates to serve on our board of directors, we have adopted an outside director compensation policy (the “Director Compensation Policy”). Our compensation committee reviews the Director Compensation Policy annually in consultation with our compensation consultant, and makes recommendations for any revisions to our board of directors. In February 2026, the Company revised the Director Compensation Policy to modify the equity award component again to align with our equity strategy and remain competitive with companies similar to its industry and market capitalization. Our board of directors has the discretion to revise non-employee director compensation as it deems necessary or appropriate. Under our Director Compensation Policy as currently in effect, each non-employee director upon first becoming a non-employee director automatically receives an initial option to purchase 84,000 shares of common stock. The initial option vests in 36 equal, monthly installments after the grant date, subject to continued service through the vesting date. Additionally, each non-employee director automatically receives an annual option to purchase 42,000 shares, effective on the date of each annual meeting of the stockholders. The annual option vests on the earlier of one year following the grant date or the next annual meeting of stockholders, subject to continued service through the vesting date. All awards under the Director Compensation Policy accelerate and vest upon a change in control. The exercise price of all options under the Director Compensation Policy is the fair market value on the date of grant.
Cash Compensation
All non-employee directors are entitled to receive the following cash compensation for their services:

Position	Annual Cash Retainer
Base Director Fee	$40,000
Additional Chairperson Fee
Chair of the Board of Directors	$35,000
Chair of the Audit Committee	$15,000
Chair of the Compensation Committee	$10,000
Chair of the Nominating and Corporate Governance Committee	$8,000
Additional Committee Member Fee (excluding chairpersons)
Audit Committee	$7,500
Compensation Committee	$5,000
Nominating and Corporate Governance Committee	$4,000

Director Compensation for Fiscal Year Ending 2025
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our board of directors, for the fiscal year ending December 31, 2025. Directors who are also our employees receive no additional compensation for their service as directors. For the fiscal year ending December 31, 2025, Dr. Mack was an employee and executive officer of the company and therefore, did not receive compensation as a director. See “Executive Compensation” for additional information regarding Dr. Mack’s compensation.

Name	Fees Paid or Earned in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard Heyman, Ph.D.	96,500	—	21,691	—	—	—	118,191
Charles M. Baum, M.D., Ph.D.	53,000	—	21,691	—	—	100,000(1)	174,691
Kirsten Flowers	47,500	—	21,691	—	—	—	69,191
Carol Gallagher, Pharm.D.	44,000	—	21,691	—	—	—	65,691

Name	Fees Paid or Earned in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Arnold Levine, Ph.D.	40,000	—	21,691	—	—	100,000(2)	161,691
Laurie Stelzer	60,000	—	21,691	—	—	—	81,691

(1)
Dr. Baum received annual compensation of $100,000 pursuant to a consulting agreement. For additional information regarding our consulting agreement with Dr. Baum, see “Certain Relationships and Related Person Transactions—Consulting Agreement with Charles M. Baum, M.D., Ph.D.”

(2)
Dr. Levine received annual compensation of $100,000 pursuant to a consulting agreement. For additional information regarding our consulting agreement with Dr. Levine, see “Certain Relationships and Related Person Transactions—Consulting Agreement with Arnold Levine, Ph.D.”

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2025.

Name	Number of Shares Underlying Outstanding Stock Awards	Number of Shares Underlying Outstanding Options
Richard Heyman, Ph.D.	—	404,258
Charles M. Baum, M.D., Ph.D.	—	187,838
Kirsten Flowers	—	174,667
Carol Gallagher, Pharm.D.	—	161,500
Arnold Levine, Ph.D.	—	164,114
Laurie Stelzer	—	191,000

Scientific & Clinical Advisory Boards
We have established scientific and clinical advisory boards composed of leading academic and industry scientists. We seek advice and input from these scientists on an ad hoc basis, individually or as a group, to provide scientific and clinical feedback and advice related to our research and development platform and programs. The members of our advisory boards consist of experts across a range of key disciplines relevant to our programs. Except for Drs. Baum, Heyman and Levine, who are members of our board of directors, our advisory board members are not our employees or directors and have no decision-making authority over our activities. Our advisory board members may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. In addition, our advisory board members may have arrangements with other companies to assist those companies in developing products or technologies that may compete with ours. All of our advisory board members are affiliated with other entities and devote only a small portion of their time to us. Our advisory board members receive cash and equity compensation based upon consulting services rendered. Effective September 1, 2021, Dr. Heyman agreed to waive any future scientific advisory compensation he is otherwise entitled to be paid for those services to us.
Indemnification
We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. See “Certain Relationships and Related Person Transactions—Indemnification of Directors and Officers.”
Environmental, Social and Governance (ESG) Initiatives
As a clinical-stage precision oncology company, we are rooted in our mission to fundamentally disrupt the course of cancer for patients with p53 gene mutations and other p53-related cancers. We believe integrating responsible environmental, social, and governance principles into our corporate strategy will drive sustainable value creation for our shareholders, employees, patients, and caregivers over the long term. We have formed an internal ESG Working Group with cross-functional senior leadership, and oversight by the nominating and corporate governance committee of our board of directors to oversee our sustainability efforts and have documented our initiatives in our 2024 ESG Report, which is available on our website at ir.pmvpharma.com. The content provided in our 2024 ESG Report or accessible through our website is not part of our proxy solicitation materials.

2025 Say on Pay Vote
Our compensation committee considers the results of the annual stockholder advisory vote on the compensation of our named executive officers and stockholder feedback on our executive compensation program as part of its annual executive compensation review. At our 2025 Annual Meeting of Stockholders (the “2025 Meeting”), approximately 63% of the shares that voted either abstained or voted against Proposal 2 at the 2025 Meeting—a non-binding advisory vote to approve the compensation paid to our named executive officers (the “Say-on-Pay Vote”), as described in our 2025 proxy statement and Current Report on Form 8-K filed with the SEC on June 9, 2025. Based on discussions with our stockholders, we believe that the factor most heavily driving this result was the employee-only option exchange tender offer (the “Option Exchange”) we implemented in July 2024.
We implemented the Option Exchange because we believed that it would foster retention of our valuable employees and better align the interests of our eligible employees with those of our stockholders to maximize stockholder value. We use stock options to attract and retain the best available personnel and to provide additional incentives to our personnel. However, many of our then-outstanding options had a per share exercise price that was significantly higher than the then-current market price for a share of our common stock. We believed that the Option Exchange would aid in motivating and retaining the eligible employees participating in the Option Exchange because each new option would have a per share exercise price that reflected a more current price with respect to a share of our common stock.
We believed that the Option Exchange was further in the best interests of our stockholders because:
•	New options issued in the Option Exchange were subjected to revesting, which we believed was carefully tailored to strengthen the impact on retention and to provide stockholder value.
•
The Option Exchange allowed us to replace underwater stock options with low incentive value with at-the-money stock options with higher motivation and retentive value, and to avoid issuing significant additional stock options or other equity awards to employees above and beyond our ongoing equity grant practices which would have created further potential dilution to our stockholders.

Our compensation committee and board of directors reviewed the results of last year’s failed Say-on-Pay Vote with management following the 2025 Meeting. Following these reviews, and as part of our on-going stockholder engagement efforts, management held meetings with a number of our stockholders covering a variety of topics. During these meetings, none of our stockholders raised concerns about the Option Exchange.
Our compensation committee continues to evaluate the executive compensation program and policies to determine the most appropriate ways of effecting our executive compensation philosophy and objectives, and intends to continue considering the results of the annual advisory vote on executive compensation and stockholder feedback as data points in making executive compensation decisions. We view the Option Exchange as an isolated event and have no intention of implementing a similar or recurring program at this time. Further, our board of directors and compensation committee have decided to take the results from the Say-on-Pay Vote into consideration in the event any future repricing or exchange of options by our company is to be considered.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of the date of this proxy statement. Information regarding Dr. Mack, who also serves as a director, is set forth above under “Board of Directors and Corporate Governance—Continuing Directors.”

Name	Age	Position(s)
David H. Mack, Ph.D.	64	President, Chief Executive Officer and Director
Michael Carulli	52	Chief Financial Officer
Deepika Jalota, Pharm.D.	50	Chief Development Officer
Robert Ticktin	64	General Counsel and Chief Operating Officer

Michael Carulli has served as our Chief Financial Officer since January 2024. Prior to being promoted as our Chief Financial Officer, Mr. Carulli served as our Senior Vice President of Finance from March 2023 to January 2024 and as Vice President of Finance from May 2020 to March 2023. Before joining PMV Pharmaceuticals, from May 2010 to May 2020, Mr. Carulli worked at Celgene Corporation, a global biopharmaceutical company, where he held multiple positions, including as Executive Director FP&A – Research & Development. Mr. Carulli received a B.S. in Marketing and Management from Siena College and a M.B.A. from the Fordham Gabelli School of Business.
Deepika Jalota, Pharm.D. has served as our Chief Development Officer since May 2023. Prior to being promoted as our Chief Development Officer, Dr. Jalota served as our Chief Regulatory and Quality Officer from February 2021 to May 2023 and also previously served as our Senior Vice President, Regulatory Affairs and Quality Assurance from June 2019 to February 2021. Before joining PMV Pharmaceuticals, Dr. Jalota was employed by Bayer HealthCare Pharmaceuticals from July 2007 to May 2019 and held multiple leadership positions within Global Regulatory Affairs in oncology and other therapeutic areas. At Bayer, she was most recently Vice President, Global Regulatory Strategy, Oncology from July 2017 to June 2019 and was responsible for overseeing global regulatory strategy development for multiple early and late stage oncology assets. Dr. Jalota also served as Senior Director, Global Regulatory Strategy, Oncology from June 2016 to July 2017 and Director and Head of Global Regulatory Strategy, Dermatology and Ophthalmology from January 2014 to June 2016. Prior to joining Bayer HealthCare Pharmaceuticals, Dr. Jalota was employed by Sanofi, Forest Laboratories and Procter and Gamble. Dr. Jalota received a B.S. in Pharmacy from Rutgers University, Ernest Mario School of Pharmacy and a Pharm.D. from the University of Florida, College of Pharmacy.
Robert Ticktin has served as our General Counsel and Chief Operating Officer since December 2024. Prior to being promoted as our General Counsel and Chief Operating Officer, Mr. Ticktin served as our General Counsel from August 2020 to December 2024. Before joining PMV Pharmaceuticals, from April 2017 to June 2020, Mr. Ticktin was an Associate General Counsel, Corporate at Tesaro, Inc., a development and commercial oncology company (formerly Nasdaq: TSRO), which was acquired by GSK plc, a British multinational pharmaceutical and biotechnology company (NYSE: GSK), in December 2018. Mr. Ticktin was General Counsel of Epirus Biopharmaceuticals (formerly Nasdaq: EPRS), a biosimilar drug development company, from April 2014 to August 2016, and previously served in legal roles of increasing responsibility at Amgen from 2004 to 2014. Mr. Ticktin received a B.A. in Economics, Computer Science from The Ohio State University and a J.D. from Fordham University School of Law.

EXECUTIVE COMPENSATION
Summary Compensation Table
Our named executive officers for fiscal year ended December 31, 2025, which consist of our principal executive officer and the next two most highly compensated executive officers, are:
•	David H. Mack, Ph.D., our President, Chief Executive Officer and Director;
•	Deepika Jalota, Pharm.D., our Chief Development Officer; and
•	Robert Ticktin, our General Counsel and Chief Operating Officer.
The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal 2024 and 2025.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David H. Mack, Ph.D. President, Chief Executive Officer and Director	2025	628,461	—	—	752,320	284,410	—	—	1,665,191
	2024	607,208	—	295,002	3,522,213	335,858	—	—	4,760,281

Deepika Jalota, Pharm.D. Chief Development Officer	2025	478,429	—		282,120	174,638	—	—	935,187
	2024	442,542	—	171,999	1,118,651	195,822	—	—	1,929,014

Robert Ticktin(3) General Counsel & Chief Operating Officer	2025	450,000	—	—	249,206	162,000	—	—	861,206

(1)
The amounts reported represent the aggregate grant date fair value of options calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718-Compensation-Stock Compensation (“ASC 718”). Such grant-date fair value does not take into account any estimated forfeitures related to performance or service vesting conditions. Information about the assumptions used in the calculation of these amounts are included in Note 2 and Note 8 to the Company’s financial statements for the year ended December 31, 2025 included in the Company’s Annual Report on Form 10-K for such year. The amounts reported represent grants of options pursuant to our 2020 Equity Incentive Plan as described further in the table of outstanding equity awards below. Additionally, solely for fiscal year 2024, the amounts disclosed include the incremental fair value, calculated in accordance with ASC 718, associated with new option grants that were exchanged for prior option grants pursuant to the Tender Offer Statement on Schedule TO filed with the Securities and Exchange Commission on July 16, 2024, as amended.

(2)
The 2025 amounts reported cash bonuses earned under our 2025 bonus plan based upon the achievement of various development, pipeline, and corporate goals for the year ended December 31, 2025, which were paid in 2026.

(3)	Mr. Ticktin was not a named executive officer in 2024.

2025 Bonus Plan
Each named executive officer has an established target bonus amount as set forth in the section below titled “—Employment Arrangements with our Named Executive Officers.” In 2025, our named executive officers were eligible for non-equity incentive compensation pursuant to the terms of a bonus plan for 2025, with the actual amount payable tied to the achievement of various development, pipeline, and corporate goals. The amount earned by our named executive officers in 2025 is set forth in our Summary Compensation Table above.
Employment Arrangements with our Named Executive Officers
David H. Mack, Ph.D.
We entered into a confirmatory employment letter with Dr. Mack, our President and Chief Executive Officer, on August 17, 2020. The employment letter has no specific term and provides for at-will employment. Dr. Mack’s current annual base salary, effective as of March 1, 2026, is $654,111, and Dr. Mack’s annual target bonus is 55% of his annual base salary. Dr. Mack’s annual base salary in fiscal year 2025 was $632,023.
Deepika Jalota, Pharm.D.
We entered into a confirmatory employment letter with Dr. Jalota, our Chief Development Officer, updated as of May 15, 2023 in connection with her promotion in fiscal year 2023. The employment letter has no specific term and provides for at-will employment. Dr. Jalota’s current annual base salary, effective as of March 1, 2026, is $502,084, and Dr. Jalota’s annual target bonus is 40% of her annual base salary. Dr. Jalota’s base salary in fiscal year 2025 was $485,104.
Robert Ticktin
We entered into a confirmatory employment letter with Robert Ticktin, our General Counsel & Chief Operating Officer, updated as of November 5, 2024, in connection with his promotion in fiscal year 2024. The confirmatory employment letter has no specific term and provides for at-will employment. Mr. Ticktin’s current annual base salary, effective as of March 1, 2026, is $465,750, and Mr. Ticktin’s annual target bonus is 40% of his annual base salary. Mr. Ticktin’s base salary in fiscal year 2025 was $450,000.
Grants of Plan-Based Awards for Fiscal 2025
The following table sets forth information, for each of our named executive officers, concerning grants of plan-based awards made during fiscal 2025.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1)
David H. Mack, Ph.D.	03/03/2025	—	800,000(2)	1.32	752,320
Deepika Jalota, Pharm.D.	03/03/2025	—	300,000(2)	1.32	282,120
Robert Ticktin	03/03/2025		265,000(2)	1.32	249,206

(1)
The amounts reported represent the aggregate grant date fair value of options calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718-Compensation-Stock Compensation (“ASC 718”). Such grant-date fair value does not take into account any estimated forfeitures related to performance or service vesting conditions. Information about the assumptions used in the calculation of these amounts are included in Note 2 and Note 8 to the Company’s financial statements for the year ended December 31, 2025 included in the Company’s Annual Report on Form 10-K for such year. The amounts reported represents grants of options pursuant to our 2020 Equity Incentive Plan as described further in the table of outstanding equity awards below.

(2)	Shares subject to the option vest in 48 equal monthly installments beginning on April 3, 2025.

Outstanding Equity Awards at Fiscal 2025 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2025.

		Option Awards						Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David H. Mack, Ph.D.	05/16/2017(3)	460,769	—	—	2.95	05/15/2027	—	—	—	—
David H. Mack, Ph.D.	03/10/2020(3)	219,748	—	—	3.90	03/09/2030	—	—	—	—
David H. Mack, Ph.D.	01/18/2024(4)	249,125	270,790	—	1.80	01/17/2034	—	—	—	—
David H. Mack, Ph.D. .	08/13/2024(5)	170,751	213,433	—	1.48	08/12/2034	—	—	—	—
David H. Mack, Ph.D. .	08/13/2024(6)	109,999	220,001	—	1.48	08/12/2034	—	—	—	—
David H. Mack, Ph.D. .	03/03/2025(7)	150,000	650,000		1.32	03/02/2035
Deepika Jalota, Pharm.D.	08/21/2019(3)	87,320	—	—	3.53	08/20/2029	—	—	—	—
Deepika Jalota, Pharm.D.	03/10/2020(3)	17,093	—	—	3.90	03/09/2030	—	—	—	—
Deepika Jalota, Pharm.D.	01/18/2024(4)	107,857	117,238	—	1.80	01/17/2034	—	—	—	—
Deepika Jalota, Pharm.D.	08/13/2024(8)	40,345	50,429	—	1.48	08/12/2034	—	—	—	—
Deepika Jalota, Pharm.D.	08/13/2024(9)	41,665	83,335	—	1.48	08/12/2034	—	—	—	—
Deepika Jalota, Pharm.D.	03/03/2025(7)	56,250	243,750		1.32	03/02/2035
Robert Ticktin	06/02/2020(3)	1,449	—	—	4.22	06/01/2030	—	—	—	—
Robert Ticktin	08/28/2020(3)	102,460	—	—	8.53	08/27/2030	—	—	—	—
Robert Ticktin	01/18/2024(4)	80,892	87,928	—	1.80	01/17/2034	—	—	—	—
Robert Ticktin	08/13/2024(10)	46,391	57,988	—	1.48	08/12/2034	—	—	—	—
Robert Ticktin	08/13/2024(11)	30,666	61,334	—	1.48	08/12/2034	—	—	—	—
Robert Ticktin	03/03/2025(7)	49,687	215,313	—	1.32	03/02/2035	—	—	—	—

(1)
Outstanding options to purchase shares of our common stock granted prior to September 21, 2020 were granted pursuant to our 2013 Plan (as defined below), and outstanding options to purchase shares of our common stock granted on or after September 21, 2020, were granted pursuant to our 2020 Plan (as defined below).

(2)	This column represents the fair market value of a share of our common stock on the date of grant, as determined by our board of directors.
(3)	The options are fully vested.
(4)
The options vest as to 1/48th of the shares of common stock underlying it in equal monthly installments beginning on February 18, 2024 and monthly thereafter, subject to the named executive officer’s continued service through each vesting date.

(5)
Pursuant to the Tender Offer Statement on Schedule TO filed with the Securities and Exchange Commission on July 16, 2024, as amended (the “Tender Offer”), on August 13, 2024, the company cancelled two outstanding option grants then held by Dr. Mack: (i) an option for 134,584 shares of common stock, initially granted to Dr. Mack on May 12, 2021; and (ii) an option for 249,600 shares of common stock, initially granted to Dr. Mack on February 10, 2022 ((i) and (ii), together, the “Mack Cancelled Grants”). Pursuant to the Tender Offer, in exchange for the Mack Cancelled Grants, the company granted two new option grants to Dr. Mack on August 13, 2024: (i) an option for 134,584 shares of common stock; and (ii) an option for 249,600 shares of common stock ((i) and (ii), together, the “Mack New Grants”). The Mack New Grants vests as to 1/3rd of the shares of our common stock underlying it on August 13, 2025, and 1/36th vest each month thereafter, subject to the named executive officer’s continued service through each vesting date.

(6)
Pursuant to the Tender Offer, on August 13, 2024, the company cancelled one outstanding option grant then held by Dr. Mack: an option for 330,000 shares of common stock, initially granted to Dr. Mack on May 12, 2023. Pursuant to the Tender Offer, in exchange for such cancelled option grant, the company granted one new option grant to Dr. Mack on August 13, 2024: an option for 330,000 shares of common stock. Such new option grant vests as to 1/4th of the shares of our common stock underlying it on August 13, 2025, and 1/48th vest each month thereafter, subject to the named executive officer’s continued service through each vesting date.

(7)
The options vest as to 1/48th of the shares of common stock underlying it in equal monthly installments beginning on April 3, 2025 and monthly thereafter, subject to the named executive officer’s continued service through each vesting date.

(8)
Pursuant to the Tender Offer, on August 13, 2024, the company cancelled two outstanding option grants then held by Dr. Jalota: (i) an option for 22,674 shares of common stock, initially granted to Dr. Jalota on May 12, 2021; and (ii) an option for 68,100 shares of common stock, initially granted to Dr. Jalota on February 10, 2022 ((i) and (ii), together, the “Jalota Cancelled Grants”). Pursuant to the Tender Offer, in exchange for the Jalota Cancelled Grants, the company granted two new option grants to Dr. Jalota on August 13, 2024: (i) an option for 22,674 shares of common stock; and (ii) an option for 68,100 shares of common stock ((i) and (ii), together, the “Jalota New Grants”). The Jalota New Grants vests as to 1/3rd of the shares of our common stock underlying it on August 13, 2025, and 1/36th vest each month thereafter, subject to the named executive officer’s continued service through each vesting date.
(9)
Pursuant to the Tender Offer, on August 13, 2024, the company cancelled one outstanding option grant then held by Dr. Jalota: an option for 125,000 shares of common stock, initially granted to Dr. Jalota on May 12, 2023. Pursuant to the Tender Offer, in exchange for such cancelled option grant, the company granted one new option grant to Dr. Jalota on August 13, 2024: an option for 125,000 shares of common stock. Such new option grant vests as to 1/4th of the shares of our common stock underlying it on August 13, 2025, and 1/48th vest each month thereafter, subject to the named executive officer’s continued service through each vesting date.

(10)
Pursuant to the Tender Offer, on August 13, 2024, the company cancelled two outstanding option grants then held by Mr. Ticktin: (i) an option for 36,279 shares of common stock, initially granted to Mr. Ticktin on May 12, 2021; and (ii) an option for 68,100 shares of common stock, initially granted to Mr. Ticktin on February 10, 2022 ((i) and (ii), together, the “Ticktin Cancelled Grants”). Pursuant to the Tender Offer, in exchange for the Ticktin Cancelled Grants, the company granted two new option grants to Mr. Ticktin on August 13, 2024: (i) an option for 36,279 shares of common stock; and (ii) an option for 68,100 shares of common stock ((i) and (ii), together, the “Ticktin New Grants”). The Ticktin New Grants vests as to 1/3rd of the shares of our common stock underlying it on August 13, 2025, and 1/36th vest each month thereafter, subject to the named executive officer’s continued service through each vesting date.

(11)
Pursuant to the Tender Offer, on August 13, 2024, the company cancelled one outstanding option grant then held by Mr. Ticktin: an option for 92,000 shares of common stock, initially granted to Mr. Ticktin on May 12, 2023. Pursuant to the Tender Offer, in exchange for such cancelled option grant, the company granted one new option grant to Mr. Ticktin on August 13, 2024: an option for 92,000 shares of common stock. Such new option grant vests as to 1/4th of the shares of our common stock underlying it on August 13, 2025, and 1/48th vest each month thereafter, subject to the named executive officer’s continued service through each vesting date.

401(k) Plan
We maintain a 401(k) retirement savings plan for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. We do not provide for any matching contributions under the 401(k) plan.
Potential Payments upon Termination or Change in Control
Severance Policy. Dr. Mack, Dr. Jalota, and Mr. Ticktin are each participants in our Severance Policy. Under their participation agreements, if, within the period three months prior to and 12 months following a “change in control” (such period, the change in control period), we terminate the employment of the applicable named executive officer other than for “cause”, death or “disability” or the applicable named executive officer terminates his or her employment for “good reason” (as such terms are defined in the named executive officer’s change in control and severance agreement) and the named executive officer executes a separation agreement and release of claims that becomes effective and irrevocable within 60 days following the named executive officer’s termination, the named executive officer is entitled to receive (i) a lump sum severance payment, less applicable withholdings, equal to 100%, in the case of Dr. Jalota and Mr. Ticktin, and 150%, in the case of Dr. Mack, of their base salary, as then in effect, (ii) a lump sum payment, less applicable withholdings, equal to 100%, in the case of Dr. Jalota and Mr. Ticktin, and 150%, in the case of Dr. Mack, of their target bonus for the performance year in which such termination occurred, (iii) payment or reimbursement of premiums to maintain group health insurance continuation benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for the named executive officer and his or her dependents through 12 months, in the case of Dr. Jalota and Mr. Ticktin, and 18 months, in the case of Dr. Mack, following such termination, and (iv) accelerated vesting as to 100% of the employee’s outstanding unvested equity awards.
In addition, under each of these agreements, if, outside of the change in control period, we terminate the employment of the applicable named executive officer other than for cause, death or disability, and the named executive officer executes a separation agreement and release of claims that becomes effective and irrevocable within 60 days following the employee’s termination, the employee is entitled to receive (i) a lump sum severance payment, less applicable withholdings, equal to 9 months, in the case of Dr. Jalota and Mr. Ticktin, and 12 months, in the case of Dr. Mack, of their base salary, as then in effect, and (ii) payment or reimbursement of premiums to maintain group health insurance continuation benefits pursuant to COBRA for the employee and the named executive officer’s dependents through 9 months, in the case of Dr. Jalota and Mr. Ticktin, and 12 months, in the case of Dr. Mack, following such termination.
Under each of these agreements, in the event any payment to, or benefits received by, the applicable employee pursuant to his or her change in control and severance agreement would be subject to the excise tax imposed by

Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the employee will receive such payment as would entitle the employee to receive the greatest after-tax benefit, even if it means that we pay him or her a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.
2020 Equity Incentive Plan. Our 2020 Equity Incentive Plan (the “2020 Plan”) provides that in the event of a merger or change in control, as defined under our 2020 Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent. The administrator is not required to treat all awards, all awards held by a participant or all awards of the same type similarly.
If a successor corporation does not assume or substitute for any outstanding award, then the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and for awards with performance-based vesting, unless specifically provided for otherwise under the applicable award agreement or other agreement or policy applicable to the participant, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. If an option or stock appreciation right is not assumed or substituted in the event of a change in control, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.
For awards granted to an outside director, in the event of a change in control, the outside director will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse and, for awards with performance-based vesting, unless specifically provided for otherwise under the applicable award agreement or other agreement or policy applicable to the participant, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.
2013 Equity Incentive Plan. Our 2013 Equity Incentive Plan (the “2013 Plan”) provides that in the event of a merger or change in control, as defined under our 2013 Plan, each outstanding award will be treated as the administrator determines. The administrator is not required to treat all awards, all awards held by a participant or all awards of the same type similarly.
In the event that (i) a participant is terminated for reasons other than cause, death or disability (as such terms are defined in our 2013 Plan), or terminates employment following a resignation for good reason (as such term is defined in our 2013 Plan), or terminates employment due to not being offered employment reasonably commensurate with their position prior to the merger or change in control with any successor entity, in each case in connection with the merger or change in control (which may include, without limitation, termination within thirty (30) days prior to the effective date of a change in control), or (ii) the successor entity assumes or substitutes the awards of a participant, and within twelve (12) months after the merger or change in control such participant is terminated by the successor entity for reasons other than cause, death or disability, or such participant resigns for good reason, then, in each case, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right fully vests upon the termination of a participant in connection with a merger or change in control pursuant to the immediately preceding sentence, the administrator will notify such participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion (of at least three (3) days), and the option or stock appreciation right will terminate upon the expiration of such period.
Insider Trading Policies and Procedures
We have adopted an insider trading policy that governs the purchase, sale, and other dispositions of our securities by directors, officers, employees, and other covered persons that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable stock exchange listing requirements. A copy of our insider trading policy was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. In addition, with regard to the Company’s trading in its own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them. In addition, our executive officers and the members of our board of directors are prohibited from, directly or indirectly, pledging any of our securities as collateral for any loans and holding our securities in a margin account.
Policies and Practices for Granting Certain Equity Awards
Our board of directors and the compensation committee do not take material nonpublic information into account when determining the timing and terms of any stock option grant. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. We have not adopted a formal policy related to timing of awards of stock options in relation to the disclosure of material nonpublic information.
The following table presents information regarding stock options issued to our named executive officers in 2025 during any period beginning four business days before the filing of a periodic report or current report disclosing material nonpublic information and ending one business day after the filing or furnishing of such report with the SEC. The following stock option grants were made on the same date that we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and a Current Report on Form 8-K on March 3, 2025 with the SEC related to Item 2.02 announcing our results of operations and financial condition. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Current Report on Form 8-K that we filed with the SEC on March 3, 2025 are not incorporated herein by reference.

Name	Grant date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award
Percentage
change in the
closing market
price of the
securities
underlying the
award between
the trading day
ending
immediately
prior to the
disclosure of
material
nonpublic
information and
the trading day
beginning
immediately
following the
disclosure of
material
nonpublic
information

David H. Mack, Ph.D.	03/03/2025	800,000	1.32	752,320	(5.84%)
Deepika Jalota, Pharm.D.	03/03/2025	300,000	1.32	282,120	(5.84%)
Robert Ticktin	03/03/2025	265,000	1.32	249,206	(5.84%)

Pay Versus Performance
The following table sets forth compensation information for our chief executive officer, referred to below as our PEO, and our other named executive officers, or NEOs, for purposes of comparing their compensation to the value of our shareholders’ investments and our net income (loss), calculated in accordance with SEC regulations, for fiscal years 2025, 2024, and 2023:

Year	Summary Compensation Table (“SCT”) Total for PEO(1)(2)	Compensation Actually Paid (“CAP”) to PEO(1)(3)	Average SCT Total for Non-PEO Named Executive Officers (“NEOs”)(2)(4)	Average CAP to Non-PEO NEOs(3)(4)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return (“TSR”)	Net Loss (in thousands)
2025	$1,665,191	$958,175	$898,197	$662,535	$14.37	$(77,742)
2024	$4,760,281	$2,166,091	$1,654,265	$1,011,546	$6.54	$(58,897)
2023	$2,209,795	$513,651	$1,178,729	$399,137	$13.42	$(68,960)

(1)
For each year shown, the PEO was David H. Mack, Ph.D., our President and Chief Executive Officer. Please see the section titled “Executive Compensation—Summary Compensation Table” for additional information.

(2)	Amounts in this column represent the “Total” column set forth in the SCT. Please see the footnotes to the SCT for further detail regarding the amounts in these columns.
(3)
The dollar amounts reported in these columns represent the amounts of “compensation actually paid.” The amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the amounts in the following reconciliation tables from the “Total” column of the SCT (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP).

(4)	Non-PEO NEOs reflect the average SCT total compensation and average CAP for the following executives by fiscal year:
2025: Deepika Jalota, Pharm.D. and Robert Ticktin
2024: Deepika Jalota, Pharm.D. and Michael Carulli
2023: Winston Kung and Deepika Jalota, Pharm.D.

PEO SCT Total to CAP Reconciliation	2025	2024	2023
SCT Total Compensation	$1,665,191	$4,760,281	$2,209,795
SCT Option and Stock Awards(1)	(752,320)	(3,817,215)	(1,328,712)
Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	538,690	757,593	520,378
Change in Fair Value of Existing Unvested Equity Awards(2)	(400,191)	308,858	(714,199)
Change in Fair Value of Vested Equity Awards	(217,769)	(5,425)	(330,487)
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	124,574	161,999	156,876
Compensation Actually Paid to PEO	$958,175	$2,166,091	$513,651

(1)	Represents the grant fair value of the equity awards to our PEO, as reported in the SCT.
(2)
In August 2024, in connection with the Company offering of a one-time voluntary stock option exchange to its employees, stock options held by our CEO and Non-CEO NEOs were exchanged for new stock options with an exercise price equal to $1.48 per share and a new vesting schedule (“Option Exchange”), with all other terms remaining the same. As there had been no exercises of any of the previous stock options as of the date of the Option Exchange, both vested and unvested options were exchanged 1-for-1 for the new unvested stock options which had a vesting commencement date in September 2024. For purposes of calculating compensation actually paid, shown in the table above, the incremental change in fair value recognized related to the Option Exchange is reflected in this row.

NEOs SCT Total to CAP Reconciliation	2025	2024	2023
SCT Total Compensation	$898,197	$1,654,265	$1,178,729
SCT Option Awards(1)	(265,663)	(1,068,682)	(553,630)
Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	190,225	345,034	153,264
Change in Fair Value of Existing Unvested Equity Awards(2)	(130,610)	41,003	(294,421)
Change in Fair Value of Vested Equity Awards	(73,604)	(27,022)	(150,170)
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	43,990	66,948	65,365
Compensation Actually Paid to NEOs	$662,535	$1,011,546	$399,137

(1)	Represents the grant fair value of the equity awards to our NEOs, as reported in the SCT.
(2)
In August 2024, in connection with the Company offering of a one-time voluntary stock option exchange to its employees, stock options held by our CEO and Non-CEO NEOs were exchanged for new stock options with an exercise price equal to $1.48 per share and a new vesting schedule (“Option Exchange”), with all other terms remaining the same. The incremental change in fair value related to the Option Exchange is reflected within this row.

The following graphs illustrate the relationship during 2023-2025 of the CAP for our PEO and the average CAP for our other NEOs as calculated pursuant to SEC rules to (i) our total shareholder return (“TSR”) and (ii) our net income (loss) (each as set forth in the table above). Note that we do not utilize TSR or net income (loss) in our executive compensation program; however, we do utilize several other performance measures to align executive compensation with the Company’s performance.

CAP versus Total Shareholder Return
$8.0
$6.0
$4.0
$2.0
$-
$(2.0)
$(4.0)
$(6.0)
$(8.0)
CAP ($M)
$100
$80
$60
$40
$20
$-
$(20)
$(40)
$(60)
$(80)
$(100)
Value of $100 Invested on 12/31/2022
2023
2024
2025
CEO Compensation Actually Paid
Average NEO Compensation Actually Paid
PMVP value of $100 Invested 12/31/22

CAP versus Net Loss
CAP ($M)
$2.5
$2.0
$1.5
$1.0
$0.5
$-
Net Loss ($M)
$-
$(10)
$(20)
$(30)
$(40)
$(50)
$(60)
$(70)
$(80)
$(90)
2023
2024
2025
CEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Net Loss ($M)

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of PMV Pharmaceuticals under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2025. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	—	$—	—
2013 Equity Incentive Plan(1)	1,756,983	$ 3.75	—
2020 Equity Incentive Plan(2)	10,233,705	$2.20	4,338,125
2020 Employee Stock Purchase Plan(3)	—	$—	1,162,196
Equity compensation plans not approved by security holders	—	$—	—
Total	11,990,688	$2.43	5,500,321

(1)
Our board of directors adopted, and our stockholders approved, the 2013 Plan. As a result of our initial public offering and the adoption of the 2020 Plan, we no longer grant awards under the 2013 Plan; however, all outstanding options issued pursuant to the 2013 Plan continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2020 Plan.

(2)
Our 2020 Plan provides that the number of shares available for issuance under the 2020 Plan will be increased on the first day of each fiscal year in an amount equal to the least of (i) 4,406,374 shares, (ii) five percent (5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors or any of its committees as will be administering the 2020 Plan may determine. On January 1, 2026, the number of shares of our common stock available for issuance under our 2020 Plan increased by 2,666,470 shares pursuant to these provisions. This increase is not reflected in the table above.

(3)
Our 2020 ESPP provides that the number of shares available for issuance under the 2020 ESPP will be increased on the first day of each fiscal year in an amount equal to the least of (i) 4,220,000 shares, (ii) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as may be determined by our board of directors or any of its committees as will be administering the 2020 ESPP may determine. In May 2024, we amended our 2020 ESPP to increase the maximum number of shares that each Eligible Employee (as defined in the 2020 ESPP) may be permitted to purchase in an Offering Period (as defined in the 2020 ESPP) to 25,000 shares. The number of shares available for issuance under our 2020 ESPP was not increased for the fiscal year ending December 31, 2026.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 7, 2026 for:
•	each beneficial owner of 5% or more of the outstanding shares of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all directors and executive officers as a group.
The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.
Applicable percentage ownership is based on 53,329,392 shares of common stock outstanding as of April 7, 2026. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of such person or entity, we deemed to be outstanding (i) all shares of common stock subject to options held by the person that are currently exercisable or exercisable within 60 days of April 7, 2026 and (ii) all shares underlying restricted stock units vesting within 60 days of April 7, 2026. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o PMV Pharmaceuticals, Inc., 400 Alexander Park Drive, Suite 301, Princeton, New Jersey 08540.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
BML Investment Partners, L.P.(1)	5,292,000	9.92%
Entities affiliated with Tang Capital Management, LLC(2)	4,720,357	8.85%
ArrowMark Colorado Holdings, LLC(3)	3,090,093	5.79%

Directors and Named Executive Officers:
David H. Mack, Ph.D.(4)	2,786,651	5.07%
Deepika Jalota, Pharm.D.(5)	550,709	1.02%
Charles M. Baum, M.D., Ph.D.(6)	172,838	*
Kirsten Flowers(7)	159,667	*
Carol Gallagher, Pharm.D.(8)	146,500	*
Richard Heyman, Ph.D.(9)	389,258	*
Arnold Levine, Ph.D.(10)	558,956	1.05%
Laurie Stelzer(11)	176,000	*
Robert Ticktin(12)	508,503	*
All current executive officers and directors (10 persons)(13)	5,821,355	10.15%

*	Represents less than 1%.
(1)
Based on a Schedule 13G/A filed with the SEC on February 9, 2026, consists of 5,292,000 shares held by BML Investment Partners, L.P. (“BML”). BML has the shared power to vote or to direct the vote of 5,292,000 shares and has the shared power to dispose or to direct the disposition of 5,292,000 shares. BML is a Delaware limited partnership whose sole general partner is BML Capital Management, LLC. The managing member of BML Capital Management, LLC is Braden M. Leonard. As a result, Braden M. Leonard is deemed to be the indirect owner of the shares held directly by BML. Despite such shared beneficial ownership, such owners disclaim that they constitute a statutory group within the meaning of Rule 13d-5(b)(1) of the Exchange Act. The address of each of BML, BML Capital Management, LLC and Braden M. Leonard is 65 E Cedar, Suite 2, Zionsville, Indiana 46077.

(2)
Based on a Schedule 13G filed with the SEC on September 23, 2025, consists of (i) 2,654,728 shares held by Tang Capital Partners, LP (“TCP”) and (ii) 2,065,629 shares held by Tang Capital Partners International, LP (“TCPI”). Tang Capital Management, LLC (“TCM”) is

the general partner of TCP and TCPI. Kevin Tang is the manager of TCM and Chief Executive Officer of TCP and TCPI. Each of TCM and Mr. Tang may be deemed to have shared voting power and shared dispositive power over such shares held by TCP and TCPI, and thus may be deemed to beneficially own such shares of TCP and TCPI. The address of TCM, Mr. Tang, TCP and TCPI is 4747 Executive Drive, Suite 210, San Diego, CA 92121.
(3)
Based on a Schedule 13G/A filed with the SEC on February 17, 2026, consists of 3,090,093 shares held by ArrowMark Colorado Holdings, LLC (“ArrowMark”). ArrowMark has the sole power to vote or to direct the vote of 3,090,093 shares and has the sole power to dispose or to direct the disposition of 3,090,093 shares. The address of ArrowMark is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

(4)
Consists of (i) 453,582 shares of common stock held by The Mack-Mulligan Revocable Trust, of which Dr. Mack’s descendants are beneficiaries, (ii) 56,978 shares of common stock held by The Mack/Mulligan 2020 Irrevocable Descendants’ Trust, of which Dr. Mack’s descendants are beneficiaries, (iii) 165,307 shares of common stock held by Stinson 2021 Irrevocable Trust, of which Dr. Mack’s spouse and descendants are beneficiaries, (iv) 451,109 shares of common stock held directly by Dr. Mack and (v) 1,659,675 shares of common stock issuable pursuant to options held directly by Dr. Mack, exercisable within 60 days of April 7, 2026. Dr. Mack disclaims beneficial ownership of all shares relating to The Mack-Mulligan Revocable Trust, The Mack/Mulligan 2020 Irrevocable Descendants’ Trust and Stinson 2021 Irrevocable Trust except to the extent of any pecuniary interest therein.

(5)
Consists of (i) 89,959 shares of common stock held directly by Dr. Jalota and (ii) 460,750 shares of common stock issuable pursuant to options held directly by Dr. Jalota, exercisable within 60 days of April 7, 2026.

(6)	Consists of 172,838 shares of common stock issuable pursuant to options held directly by Dr. Baum, exercisable within 60 days of April 7, 2026.
(7)	Consists of 159,667 shares of common stock issuable pursuant to options held directly by Ms. Flowers, exercisable within 60 days of April 7, 2026.
(8)
Consists of 146,500 shares of common stock issuable pursuant to options held directly by The Gallagher Revocable Trust dated May 10, 2011, for which Carol Gallagher, Pharm.D. serves as a trustee, exercisable within 60 days of April 7, 2026.

(9)
Consists of (i) 349,060 shares of common stock issuable pursuant to options held directly by Dr. Heyman, exercisable within 60 days of April 7, 2026; (ii) 20,098 shares of common stock issuable pursuant to options held by Paul L. Vogel as trustee of the Heyman Family 2020 Irrevocable Trust, of which Dr. Heyman’s immediate family are beneficiaries, exercisable within 60 days of April 7, 2026; (iii) 10,050 shares of common stock issuable pursuant to options held by Paul L. Vogel as trustee of the Julia E. Heyman 2016 Irrevocable Trust, of which Dr. Heyman’s daughter and descendants are beneficiaries, exercisable within 60 days of April 7, 2026; and (iv) 10,050 shares of common stock issuable pursuant to options held by Paul L. Vogel as trustee of the Scott Z. Heyman 2016 Irrevocable Trust, of which Dr. Heyman’s son and descendants are beneficiaries, exercisable within 60 days of April 7, 2026.

(10)
Consists of (i) 409,842 shares of common stock held directly by Dr. Levine and (ii) 149,114 shares of common stock issuable pursuant to options held directly by Dr. Levine, exercisable within 60 days of April 7, 2026.

(11)	Consists of 176,000 shares of common stock issuable pursuant to options held directly by Ms. Stelzer, exercisable within 60 days of April 7, 2026.
(12)
Consists of (i) 98,695 shares of common stock held directly by Mr. Ticktin and (ii) 409,808 shares of common stock issuable pursuant to options held directly by Mr. Ticktin, exercisable within 60 days of April 7, 2026.

(13)
Consists of (i) 1,799,320 shares of common stock beneficially owned by our current executive officers and directors as of April 7, 2026 and (ii) 4,022,035 shares of common stock issuable pursuant to options beneficially owned by our current executive officers and directors, exercisable within 60 days of April 7, 2026.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.
To our knowledge, no person who, during the fiscal year ended December 31, 2025, was a director or officer of the Company, or beneficial owner of more than ten percent of our common stock (which is the only class of securities registered under Section 12 of the Securities Act), failed to file on a timely basis reports required by Section 16 of the Exchange Act during such fiscal year.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Party Transactions Policy
We have adopted a formal written policy providing that we are not permitted to enter into any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest without the consent of our audit committee. Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The charter of our audit committee provides that our audit committee shall review and approve in advance any related party transaction. In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Prior to our initial public offering, we did not have a written policy for the review, approval or ratification of transactions with related parties.
Our audit committee has the primary responsibility for reviewing and approving, ratifying or disapproving related person transactions. In determining whether to approve, ratify or disapprove any such transaction, our audit committee will consider, among other factors, (1) whether the transaction is fair to us and on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction, (3) whether there are business reasons for us to enter into such transaction, (4) whether the transaction would impair the independence of any of our outside directors and (5) whether the transaction would present an improper conflict of interest for any of our directors or executive officers.
Transactions and Relationships with Directors, Officers and 5% Stockholders
Other than compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, the following is a description of each transaction since January 1, 2024, to which we were a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Consulting Agreement with Arnold Levine, Ph.D.
Arnold Levine, Ph.D., one of our co-founders and a member of our board of directors, serves on our SAB, as well as provides us with additional consulting and advisory services. Dr. Levine receives an annual cash payment of $100,000 for his consulting and advisory services.
Scientific Advisory Board - Richard Heyman, Ph.D.
Richard Heyman, Ph.D., chairperson of our board of directors, serves on our SAB. Effective as of September 2021, Dr. Heyman waived his rights for any SAB compensation he is otherwise entitled to receive from us for his SAB service.
Consulting Agreement with Charles M. Baum, M.D., Ph.D.
Charles M. Baum M.D., Ph.D., a member of our board of directors, previously provided us with senior clinical advisory services, including Dr. Baum’s services as chairperson of our clinical advisory board (“CAB”), under a consulting agreement which commenced in February 2024 and was terminated in January 2026. Dr. Baum received an annual cash payment of $100,000 for those senior clinical advisory services (the “Prior Baum Consulting Agreement”).
In January 2026, both we and Dr. Baum agreed to terminate the Prior Baum Consulting Agreement and enter into our standard CAB consulting agreement which became effective as of January 2026, pursuant to which Dr. Baum agreed to continue to serve as chairperson of our CAB (the “Baum CAB Agreement”). Dr. Baum receives an annual cash payment of $20,000 for his services pursuant to the Baum CAB Agreement.

Indemnification of Directors and Officers
Our amended and restated certificate of incorporation and amended and restated bylaws provide that we indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law. Delaware law prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:
•	any breach of the director’s duty of loyalty to us or to our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•	any transaction from which the director derived an improper personal benefit.
If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we are empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.
In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into an indemnification agreement with each member of our board of directors and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

PROPOSAL NO. 1:
ELECTION OF CLASS III DIRECTORS
Number of Directors; Board Structure
Our board of directors currently consists of seven members. Our directors are divided into three classes serving staggered three year terms. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three year term at the annual meeting of stockholders in the year in which their term expires.
The terms of the Class III directors, David H. Mack, Ph.D., Richard Heyman, Ph.D. and Laurie Stelzer, expire at the Annual Meeting. The Class II directors will serve until our annual meeting of stockholders in 2028. The Class I directors will serve until our annual meeting of stockholders in 2027.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, David H. Mack, Ph.D. and Laurie Stelzer as nominees for election as Class III directors at the Annual Meeting. If elected, each of David H. Mack and Laurie Stelzer will serve as a Class III director until the 2029 annual meeting of stockholders and until their respective successor is elected and qualified or until their earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
David H. Mack, Ph.D. and Laurie Stelzer have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:
NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act enables our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC. This proposal, commonly referred to as the “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. We currently submit a say-on-pay proposal to our stockholders every year.
The say-on-pay vote is advisory, and therefore is not binding on us, our compensation committee or our board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our compensation committee will evaluate whether any actions are necessary to address those concerns.
You are encouraged to review the section titled “Executive Compensation”, which discusses our compensation policies and procedures with respect to our named executive officers.
We believe the information provided in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we are asking our stockholders to approve the compensation of our named executive officers as described in this proxy statement by voting “FOR” the following non-binding resolution:
“RESOLVED: That the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and the narrative discussion.”
Vote Required
The approval, on a non-binding advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2026. Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2025.
At the Annual Meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Our audit committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Ernst & Young LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Ernst & Young LLP, then our audit committee may reconsider the appointment. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.
Audit and Audit-Related Fees
The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for the fiscal years ended December 31, 2025 and 2024 and fees billed for audit-related, tax, and other services rendered by Ernst & Young LLP during those periods.

	2025	2024
Audit Fees(1)	$562,000	$636,820
Audit-Related Fees	—	—
Tax Fees(2)	—	—
All Other Fees(3)	2,000	2,000
Total Fees	$564,000	$638,820

(1)
“Audit Fees” consisted of fees billed for professional services rendered in connection with the audit of our financial statements, reviews of our quarterly financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	“Tax Fees” consisted of fees billed for services rendered in connection with the sale of the Company’s net operating losses under the New Jersey Technology Business Tax Certificate Transfer Program.
(3)	“All Other Fees” consisted of fees related to subscriptions to Ernst & Young LLP’s accounting reference library.
Auditor Independence
In 2025, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by Ernst & Young LLP for our fiscal years ended December 31, 2025 and 2024 were pre-approved by our audit committee.

Vote Required
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2026.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the SEC or to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any prior or future filing under the Exchange Act, except to the extent that PMV Pharmaceuticals, Inc. specifically incorporates it by reference in such filing.
The audit committee serves as the representative of the board of directors with respect to its oversight of:
•	the Company’s accounting and financial reporting processes and internal controls of the Company;
•	the audit integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements;
•	the qualifications, independence and performance of the Company’s independent auditors; and
•	the implementation and performance of the Company’s internal audit function, if applicable.
The audit committee also reviews the performance of the Company’s independent registered public accounting firm, Ernst & Young LLP, in the annual audit of the Company’s financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.
The audit committee is composed of three non-employee directors. The board of directors has determined that Ms. Stelzer, Dr. Heyman and Ms. Flowers are each independent and that Ms. Stelzer is an “audit committee financial expert” under rules of the SEC.
The audit committee provides the board of directors such information and materials as it may deem necessary to make the board of directors aware of financial matters requiring the attention of the board of directors. The audit committee reviews the Company’s financial disclosures and meets privately, outside the presence of management, with the Company’s independent registered public accounting firm. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Company’s 2025 Annual Report on Form 10-K with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The audit committee reports on these meetings to the board of directors.
The audit committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The audit committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”) and the applicable requirements of the SEC.
The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence. In addition, the audit committee has discussed with Ernst & Young LLP its independence from management and the Company, including matters in the letter from Ernst & Young LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with Ernst & Young LLP’s independence.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC. The audit committee also has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2026. The board of directors recommends that stockholders ratify this selection at the Annual Meeting.
Respectfully submitted by the members of the audit committee of the board of directors:
Laurie Stelzer (Chair)
Richard Heyman, Ph.D.
Kirsten Flowers

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2027 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2027 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 23, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
PMV Pharmaceuticals, Inc.
Attention: Corporate Secretary
400 Alexander Park Drive, Suite 301
Princeton, New Jersey 08540
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2027 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•	no earlier than 8:00 a.m., Eastern, on February 4, 2027; and
•	no later than 5:00 p.m., Eastern, on March 6, 2027.
In the event that we hold our 2027 annual meeting more than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•	no earlier than 8:00 a.m., Eastern, on the 120th day prior to the day of our 2027 annual meeting; and
•
no later than 5:00 p.m., Eastern, on the later of the 90th day prior to the day of our 2027 annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
In addition, we are required under SEC Rule 14a-19 to include on our proxy card all nominees for director for whom we have received notice under the rule, which must be received no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting. For any such director nominee to be included on our proxy card for our 2027 annual meeting of stockholders, our corporate secretary must receive notice under SEC Rule 14a-19 no later than April 5, 2027. Please note that the notice requirements under SEC Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our amended and restated bylaws described above.
Availability of Amended and Restated Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

2025 Annual Report
Our financial statements for our fiscal year ended December 31, 2025 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at ir.pmvpharma.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to PMV Pharmaceuticals, Inc., 400 Alexander Park Drive, Suite 301, Princeton, New Jersey 08540, Attention: Corporate Secretary.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Princeton, New Jersey
April 22, 2026

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 3, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PMVP2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 3, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94336-P48348

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PMV PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class III Directors

Nominees:

01) David H. Mack, Ph.D.
02) Laurie Stelzer

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposal 2:

	For	Against	Abstain
2. Approval, on a non-binding advisory basis, of the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3:

	For	Against	Abstain
3. Ratification of the appointment of Ernst & Young LLP as our independent public accounting firm.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V94337-P48348

PMV PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 4, 2026 10:00 AM, EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Mack and Michael Carulli, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PMV PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on June 4, 2026, virtually at www.virtualshareholdermeeting.com/PMVP2026 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side